EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc. of Louisiana

We consent to the incorporation by reference in this Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 of our report dated September 28, 2020, relating to our audit of the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana, which is incorporated by reference from Home Federal Bancorp, Inc. of Louisiana’s Annual Report on Form 10-K for the year ended June 30, 2020.

A Professional Accounting Corporation

Covington, Louisiana
December 22, 2020